                            SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

                               (Amendment No.____)

Check the appropriate box:
[_]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                   ADVANCED AERODYNAMICS AND STRUCTURES, INC.
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: __________________________

     2)   Form, Schedule or Registration Statement No.: _______________

     3)   Filing Party: ___________________________________________

     4)   Date Filed: ____________________________________________

                              INFORMATION STATEMENT

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                             3205 Lakewood Boulevard
                          Long Beach, California 90808

         This Information Statement ("Statement") is furnished by the Board of Directors of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") to the holders of record of Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock (together, the "Stockholders"), on or about November 26, 2001, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder. The purpose of this Statement is to inform the Stockholders of the approval of an amendment to the Company's Certificate of Incorporation (the "Amendment") pursuant to which the authorized number of shares of Class A Common Stock shall be increased from 200,000,000 to 625,000,000 shares (an increase of 425,000,000 shares). The Amendment has been approved by the Board of Directors and Stockholders representing a majority of the voting power held by the Stockholders. A copy of the Amendment is attached to this Statement as Exhibit
1. The Amendment will be filed with the Delaware Secretary of State no earlier than 20 days after the date of this Statement. The Board of Directors has fixed the close of business on October 24, 2001 as the record date ("Record Date") for the determination of the Stockholders entitled to receive this Statement.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                SHARES AND VOTING

         As of the record date, the Company had outstanding: 37,319,921 shares of Class A Common Stock, par value $.0001 per share; 1,900,324 shares of Class B Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-1 Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-2 Common Stock, par value $.0001 per share; and 49,969 shares of Series A Preferred Stock. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the Stockholders, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which Stockholders may vote, including the election of directors, except when voting by individual class is required by applicable law. The Series A Preferred Stock does not vote, except on matters where a separate vote of the Series A Preferred Stock would be required by the Delaware General Corporation Law. Subject to the preferential rights of the holders of the Series A Preferred Stock, holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Pursuant to the General Corporation Law of the State of Delaware, abstention and broker non-votes do not reduce the absolute number of votes required for approval of the Amendment, and are not considered votes in favor of the Amendment.

             RATIFICATION OF THE AUTHORIZATION OF ADDITIONAL SHARES

         Following the filing of the amendment referenced in the first paragraph of this Statement, our Certificate of Incorporation will authorize 625,000,000 shares of Class A Common Stock. The amendment has been authorized by the Board of Directors and by the holders of a majority of the voting power of the Company, pursuant to a consent executed on October 26, 2001. The authorization of the increase of an additional 425,000,000 shares of Class A Common Stock over the previously authorized 200,000,000 was approved to enable the Company to obtain access to additional equity financing necessary to fund its general working capital requirements and to expand business operations. The Company has no current plans to use this increase in stock for purposes of a merger and/or acquisition.

         The additional authorized but unissued shares of Class A Common Stock will be identical in all respects to presently authorized shares of Class A Common Stock. The Board of Directors believes that an increase in the number of authorized shares of Class A Common Stock is desirable in order to provide the Company with shares which will be available for issuance from time to time, without further action or authorization by the Stockholders, as needed for such proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include, among other things, the Company's ability to fulfill its obligations under previously issued notes and warrants, the raising of capital funds through private or public offerings, the acquisition by the Company of other companies, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for the Company's employees and non-employee Directors and the issuance of stock under warrants granted or to be granted in the future.

         It should be noted that the issuance of additional shares of Class A Common Stock could have a detrimental effect upon existing holders of the Company's Class A, Class B, Class E-1 and Class E-2 Common Stock since such issuance may, among other things, have a dilutive effect on the earnings per share and voting rights of such holders. Although the additional shares of Class A Common Stock have been authorized for the reasons stated herein, and not because of any possible anti-takeover effect, such additional authorization of shares of Class A Common Stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though the Stockholders of the Company might deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove the Directors, replace incumbent Directors, accomplish certain business combinations or alter, amend, or repeal portions of the Certificate of Incorporation.

         Under Delaware law, an amendment of a Certificate of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the outstanding stock entitled to vote thereon. In this instance, the holders of a majority of all classes of common stock consented to the amendment.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 26, 2001, by
(i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's outstanding voting securities, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group.

         Title of Class               Name and Address of            Common Stock            Percent of
                                      Beneficial Owner/(1)/      Beneficially Owned/(2)/     Ownership
----------------------------------------------------------------------------------------------------------
Class A Common Stock               Carl L, Chen, Ph.D./(3)/        390,000                1.04 %
Class B Common Stock                                               826,751               43.5  %
Class E-1 Common Stock                                           1,653,503               41.34 %
Class E-2 Common Stock                                           1,653,503               41.34 %

Class A Common Stock               Gene Comfort/(4)/                56,600               Less than 1 %
Class B Common Stock                                                60,001                3.15 %
Class E-1 Common Stock                                             120,000                3.00 %
Class E-2 Common Stock                                             120,000                3.00 %

Class A Common Stock               C.M. Cheng/(5)/(6)/              51,000               Less than 1 %
Class B Common Stock                                             1,013,572               53.33 %
Class E-1 Common Stock                                           2,027,144               50.67 %
Class E-2 Common Stock                                           2,027,144               50.67 %

Class A Common Stock               S.B. Lai, Ph.D./(7)/             50,000               Less than 1 %

Class A Common Stock               David M. Turner/(8)/             31,400               Less than 1 %

        Title of Class               Name and Address of            Common Stock         Percent of
                                      Beneficial Owner/(1)/    Beneficially Owned/(2)/    Ownership
----------------------------------------------------------------------------------------------------------
Class A Common Stock               Roy H. Norris/(9)/               15,000             Less than 1 %

Class A Common Stock               Robert P. Kaplan/(10)/        1,960,071               4.99 %

Class A Common Stock               All executive officers        2,554,071               6.46 %
Class B Common Stock               and directors as a group      1,900,324              100 %
Class E-1 Common Stock             (7 persons)                   3,800,647              95.02 %
Class E-2 Common Stock                                           3,800,647              95.02 %

Class B Common Stock               Harpa Limited/(11)/           1,013,572              53.33 %
Class E-1 Common Stock                                           2,027,144              50.67 %
Class E-2 Common Stock                                           2,027,144              50.67 %


Class B Common Stock               Shih Jen Yeh/(11)/            1,013,572              53.33 %
Class E-1 Common Stock                                           2,027,144              50.67 %
Class E-2 Common Stock                                           2,027,144              50.67 %


Class B Common Stock               Chyao Chi Yeh/(11)/           1,013,572              53.33 %
Class E-1 Common Stock                                           2,027,144              50.67 %
Class E-2 Common Stock                                           2,027,144              50.67 %


Class A Common Stock               Austinvest Anstalt            3,841,727               9.99 %
                                   Balzers/(12)/

Class A Common Stock               Esquire Trade & Finance,      3,762,649               9.99 %
                                   Inc./(13)/

Class A Common Stock               Alpha capital                 4,104,605               9.99 %
                                   Aktiengesellschaft/(14)/

Class A Common Stock               The Endeavour Capital         3,952,231               9.99 %
                                   Investment Fund, S.A./(15)/

/(1)/ Except as otherwise indicated, the address of each principal stockholder is c/o the Company at 3205 Lakewood Blvd., Long Beach, California 90808. The Company believes that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

/(2)/ The Common Stock of the Company is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A Common Stock is entitled to one vote per share. The shares of Class E Common Stock are subject to redemption by the Company if the Company does not achieve certain income or market price levels.

/(3)/ Includes 200,000 shares of Class E-2 Common Stock held by Julie C. Chen, as trustee of the Eric F. Chen Trust under Declaration of Trust dated August 31, 1996, for the benefit of Eric F. Chen, Dr. Chen's son. Julie Chen is Dr. Chen's sister-in-law. Dr. Chen disclaims beneficial ownership of the 200,000 shares held by the Trust for the benefit of his son. Excludes 960,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days and includes options for 340,000 shares of Class A Common Stock which are currently exercisable.

/(4)/ Excludes 79,400 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 56,600 shares of Class A Common Stock which are currently exercisable.

/(5)/ Excludes 69,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 51,000 shares of Class A Common Stock which are currently exercisable.

/(6)/ Includes 5,067,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation (Harpa). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

/(7)/ Excludes 70,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 50,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

/(8)/ Excludes 49,900 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes 31,100 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

/(9)/ Excludes 45,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes 15,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

/(10)/ Includes 1,960,071 shares of Class A Common Stock issuable upon the conversion or exercise of debentures, warrants, and options which are currently convertible or exercisable. Excludes 511,686 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants, which may not be converted or exercised pursuant to a contractually stipulated 4.99% ownership restriction. The full conversion of all Series A Preferred Stock and exercise of all warrants and options would exceed this restriction. Excludes 45,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days.

/(11)/ The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of the Company. The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55, Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan.

/(12)/ The address for Austinvest Anstalt Balzers is Landstrasse 938, 9494 Furstentums, Balzers, Liechtenstein. Includes 1,135,802 shares of Class A Common Stock issuable upon the conversion of Series A Preferred Stock or exercise of warrants. Excludes 6,585,215 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock or exercise of warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion of all Series A Preferred Stock and exercise of all warrants would exceed this restriction.

/(13)/ The address for Esquire Trade & Finance Inc. is Trident Chambers, P.O. Box 146, Road Town, Tortola, B.V.I. Includes 344,229 shares Class A Common Stock issuable upon conversion of Series A Preferred Stock and exercise of warrants. Excludes 7,057,934 shares Class A Common Stock issuable upon the conversion of Series A Preferred Stock and the exercise of warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion of all Series A Preferred Stock and the exercise of all warrants would exceed this restriction.

/(14)/ The address for Alpha Capital Aktiengesellschaft is Pradufant 7, 9490 Furstentums, Vadus, Lichtenstein. Includes 3,767,217 shares of Class
         A Common Stock issuable upon the conversion or exercise of Series A Preferred Stock, debentures and warrants. Excludes 14,458,496 shares of Class A Common Stock issuable upon the conversion or exercise of Series A Preferred Stock, debentures, and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all Series A Preferred Stock, debentures, and warrants would exceed this restriction.

/(15)/ The address for The Endeavour Capital Investment Fund, S.A. is Cumberland House, 27 Cumberland Street, Nassau, New Providence, The Bahamas. Includes 2,241,955 shares of Class A Common Stock issuable upon the exercise or conversion of Series A Preferred Stock, debentures, and warrants. Excludes 4,210,602 shares of Class A Common Stock issuable upon conversion or exercise of Series A Preferred Stock, debentures, and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all Series A Preferred Stock, debentures, and warrants would exceed this restriction.

                                       By Order of the Board of Directors

Long Beach, California
November 21, 2001




Exhibit No.                Description
-------------------------------------------------------------
    1                      Amendment to the Certificate of
                           Incorporation of Advanced
                           Aerodynamics & Structures, Inc.